CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund in the John Hancock Tax-Free Income Funds Prospectus, and "Independent Auditors" in the
John Hancock California Tax-Free Income Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No.19 to the Registration Statement (Form N-1A, No. 33-31675) of our reports dated October 8, 1999 on the financial statements and financial highlights of John Hancock California Tax-Free Income Fund.


                                              /s/Ernst & Young LLP
                                              --------------------
                                              Ernst & Young LLP


Boston, Massachusetts
December 23, 1999